                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                           BROOKTROUT, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                BROOKTROUT, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 10, 2001

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Brooktrout, Inc. (the "Company") will be held on Thursday, May 10, 2001 at 9:30 a.m., local time, at the Company's corporate headquarters, 250 First Avenue, Suite 300, Needham, Massachusetts 02494 for the following purposes:

    1. To elect two Class III directors, to serve for a three-year term until the 2004 annual meeting of stockholders and until his successor is duly elected and qualified;

    2. To consider and act upon a proposal to approve adoption of the Company's 2001 Stock Option and Incentive Plan (the "Stock Option and Incentive Plan");

    3. To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated 1992 Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of the Company's common stock subject to issuance under the Purchase Plan;

    4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

    5. To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.

    Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

    The Board of Directors has fixed the close of business on March 20, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, at the close of business on that date will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

    If you are voting by mail, you are requested to complete and sign the enclosed proxy card that is solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. If you would like to vote electronically via the Internet or by telephone, please follow the instructions on the proxy card. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

    Notice is hereby given that on February 8, 2001, the Board of Directors approved an amendment to the Company's Amended and Restated By-Laws to expressly permit stockholders to transmit their proxy votes by telephone, facsimile, electronic mail or other electronic means, subject to appropriate authentication procedures.

    A copy of our Annual Report to stockholders for the fiscal year ended December 31, 2000 is being mailed to you with this notice and proxy statement.

                                        By Order of the Board of Directors,

                                        David W. Duehren
                                        CLERK

Needham, Massachusetts
April 3, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. IF YOU SUBSEQUENTLY WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR EARLIER VOTED PROXY MAY BE REVOKED.

                                BROOKTROUT, INC.
                          250 FIRST AVENUE, SUITE 300
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 449-4100
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 10, 2001

                                                                   April 3, 2001

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooktrout, Inc. ("Brooktrout" or the "Company") from stockholders of the outstanding shares of common stock of the Company for use at the 2001 annual meeting of stockholders of the Company to be held on Thursday, May 10, 2001, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting.

    This proxy statement, the accompanying notice of annual meeting and the proxy card are first being sent to stockholders on or about April 6, 2001. The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 12,130,993 shares of common stock outstanding and entitled to vote at the annual meeting. Holders of common stock outstanding as of the close of business on the record date will be entitled to one vote for each share held.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the annual meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting. With respect to the proposals to (i) adopt the Company's 2001 Stock Option and Incentive Plan (the "Stock Option and Incentive Plan"), (ii) increase the authorized shares under the Amended and Restated 1992 Stock Purchase Plan (the "Purchase Plan") and (iii) ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the 2001 fiscal year, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting is required to approve these proposals. Thus, abstentions will have the effect of a vote against the proposal while a broker nonvote will have no effect on the outcome. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Votes for the election of directors may only be cast in favor of or withheld from each nominee, and votes that are withheld will be excluded entirely from the vote and will have no effect.

    YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. SHARES REPRESENTED BY A PROPERLY EXECUTED OR SUBMITTED PROXY RECEIVED PRIOR TO THE

VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED IN THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR: (I) THE ELECTION OF ERIC R. GILER AND ROBERT G. BARRETT AS CLASS III DIRECTORS OF THE COMPANY; (II) THE APPROVAL OF THE ADOPTION OF THE STOCK OPTION AND INCENTIVE PLAN; (III) THE APPROVAL OF AN AMENDMENT TO THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO ISSUANCE UNDER THE PURCHASE PLAN; AND (IV) THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    You may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the annual meeting. Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

    The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders concurrently with this proxy statement, but does not constitute a part hereof.

                        ELECTION OF A CLASS OF DIRECTORS
                           (ITEM 1 OF THE PROXY CARD)

    Effective as of May 10, 2001, the Board of Directors of the Company will comprise five members, divided into three classes. The directors in each class serve for a term of three years and until each of their successors is duly elected and qualified. At each annual meeting of stockholders, each successor to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of his election and the election and qualification of his successor.

    At the annual meeting, two Class III directors will be elected to serve until the 2004 annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated Eric R. Giler and Robert G. Barrett to serve as Class III directors. Both Mr. Giler and
Mr. Barrett are currently serving as directors of the Company. The Board of Directors anticipates that both Mr. Giler and Mr. Barrett will serve, if elected, as Class III directors. However, if either one of them is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

    The election of the two Class III directors shall be determined by a plurality of the votes of shares of common stock cast in person or by proxy at the annual meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ERIC R. GILER
                 AND ROBERT G. BARRETT AS CLASS III DIRECTORS.

INFORMATION REGARDING DIRECTORS

    The following table sets forth certain information with respect to the nominees of the Board of Directors for election at the annual meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2002 and 2003, based on information furnished to the Company by each director as of January 31, 2001.

NAME AND PRINCIPAL                                                       DIRECTOR
OCCUPATION FOR PAST FIVE YEARS                                  AGE       SINCE
------------------------------                                --------   --------
CLASS III NOMINEES FOR ELECTION AT 2001 ANNUAL MEETING --
  TERM TO EXPIRE IN 2004

Eric R. Giler...............................................     45        1984
  President and a Director of Brooktrout since the Company's inception in 1984; director of Netegrity, Inc.; director
  of the Massachusetts Telecommunications Council; and a
  director of various privately held high technology
  companies.

Robert G. Barrett...........................................     56        1990
  General Partner of Veracity Capital Partners; General
  Partner of Battery Ventures, L.P from 1983 to 2001;
  director of Corillian Corporation; director of Vastera,
  Inc.; and a director of various privately held high
  technology companies.

CLASS I CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2002

David L. Chapman............................................     66        1992
  President and Chief Executive Officer of NorthPoint
  Software Ventures, Inc. since February 1992; General
  Partner and Executive Vice President of Landmark Ventures,
  Inc. from March 1990 to February 1992; director of Inrange
  Technologies Corporation; and a director of various
  privately held high technology companies.

David W. Duehren............................................     43        1984
  Vice President of Research and Development, Clerk and a
  Director of Brooktrout since the Company's inception in
  1984.

CLASS II CONTINUING DIRECTOR -- TERM TO EXPIRE IN 2003

W. Brooke Tunstall..........................................     79        1990
  President of Brooke Tunstall Associates since January
  1985; Senior Advisor to Mercer Management Consulting, a
  subsidiary of Marsh and McLennan, Inc., from November 1987 to January 1994.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    BOARD OF DIRECTORS. The Board of Directors of the Company held five meetings during fiscal 2000. During fiscal 2000, each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member.

    AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. During fiscal 2000, the Audit Committee held seven meetings. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

    COMPENSATION COMMITTEE. The members of the Compensation Committee are Messrs. Barrett, Chapman and Giler. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the officers of the Company, other than the President, and reviews general policy matters relating to compensation and benefits of employees of the Company. During fiscal 2000, the Compensation Committee held one meeting. The non-employee directors who are members of the Compensation Committee, Messrs. Barrett and Chapman, review and recommend the compensation of the President and administer the Company's stock option plans and the Purchase Plan.

    The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee recommended by a stockholder for election to the Board of Directors if such recommendation is presented on a timely basis in accordance with, and if accompanied by the information required by, the Company's Amended and Restated By-Laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

    Directors of the Company who are also employees receive no additional compensation for their services as directors. Each non-employee director receives an annual director's fee of $10,000, payable quarterly. Each non-employee director also receives $1,000 in connection with each Board of Directors or committee meeting attended. Non-employee directors are also eligible to receive stock options under the Company's stock option plans.

OWNERSHIP OF EQUITY SECURITIES

    The following table shows the beneficial ownership of the common stock as of January 31, 2001, (i) of each director and nominee for director, the President and the four other most highly compensated executive officers of the Company who earned in excess of $100,000 during fiscal 2000 (the President and such executive officers are herein referred to as the "Named Executives"), (ii) of all directors and current executive officers of the Company, as a group and
(iii) of any person, including any group of persons, who beneficially owns five percent or more of the outstanding common stock of the Company.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER*                         OF COMMON STOCK (1)       OF CLASS
-------------------------------------                         --------------------      --------
Kennedy Capital Management, Inc. (2)........................          897,200              7.4%
Robert G. Barrett...........................................           35,064 (3)           **
David L. Chapman............................................           27,242 (4)           **
David W. Duehren............................................          573,049 (5)          4.7%
Eric R. Giler...............................................          598,395 (6)          4.9%
W. Brooke Tunstall..........................................           45,563 (7)           **
Robert C. Leahy.............................................          273,662 (8)          2.3%
R. Andrew O'Brien...........................................          231,305 (9)          1.9%
Jonathan J. Sirota..........................................          197,550 (10)         1.6%
All directors and current executive officers as a group (12
  persons)..................................................        2,174,207 (11)        17.9%

------------------------

* Except as otherwise indicated, the address of each beneficial owner is: c/o Brooktrout, Inc., 250 First Avenue, Suite 300, Needham, Massachusetts 02494.

**  Less than 1%.

(1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. The amounts set forth as beneficially owned include shares of common stock that such persons had the right to acquire within 60 days of January 31, 2001, pursuant to stock options.

(2) Information regarding the number of shares of common stock beneficially owned by Kennedy Capital Management, Inc. is based on the most recent
    Schedule 13G of Kennedy Capital Management received by the Company, which reported such ownership as of December 31, 2000. The address of Kennedy Capital Management is 10829 Olive Boulevard, St. Louis, MO 63141-7739.

(3) Includes 25,314 shares subject to options exercisable within 60 days.

(4) Includes 27,188 shares subject to options exercisable within 60 days.

(5) Includes 60,475 shares subject to options exercisable within 60 days.

(6) Includes 43,125 shares subject to options exercisable within 60 days, 212,092 shares held jointly with Mr. Giler's wife, and 675 shares held by Mr. Giler's minor children as to which 675 shares Mr. Giler disclaims beneficial ownership.

(7) Includes 38,438 shares subject to options exercisable within 60 days and 1,125 shares held by Mr. Tunstall's wife, as to which 1,125 shares
    Mr. Tunstall disclaims beneficial ownership.

(8) Includes 70,482 shares subject to options exercisable within 60 days.

(9) Includes 90,920 shares subject to options exercisable within 60 days and 631 shares held jointly with Mr. O'Brien's wife.

(10) Includes 16,388 shares subject to options exercisable within 60 days and 450 shares held by Mr. Sirota's wife, as to which 450 shares Mr. Sirota disclaims beneficial ownership.

(11) Includes the information set forth in notes 3-10 above and an aggregate of 462,246 shares subject to options exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock, file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. ("Nasdaq"). Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during fiscal 2000 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2000, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis.

EXECUTIVE COMPENSATION

    SUMMARY OF COMPENSATION IN FISCAL 2000. The following table sets forth information for the fiscal years ended December 1998, 1999 and 2000 concerning compensation for services in all capacities awarded to, earned by or paid to the Named Executives during such years.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                             ANNUAL COMPENSATION           SECURITIES
                                      ---------------------------------    UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
    ---------------------------       --------   ----------   ---------   ------------   -------------------
Eric R. Giler.......................    2000      $350,000    $265,165           --             $2,950
President                               1999       320,000     515,000       45,000              2,400
                                        1998       265,000     243,200           --              2,500

David W. Duehren....................    2000       202,000     116,512           --              2,916
Vice President of Research and          1999       187,000     187,000       20,000              2,400
Development, and Clerk                  1998       175,000     135,679           --              2,458

Robert C. Leahy.....................    2000       233,000     152,671           --              2,950
Vice President of Finance and           1999       215,000     305,000       30,000              2,400
Operations, and Treasurer               1998       175,000     164,160           --              2,500

R. Andrew O'Brien...................    2000       210,000     132,582           --              2,950
Vice President and General Manager,     1999       195,000     210,000       30,000              2,400
New Public Networks Group               1998       165,000     121,600           --              2,400

Jonathan J. Sirota..................    2000       211,000     140,138           --              2,917
Vice President                          1999       195,000     160,480       20,000              2,400
                                        1998       175,000     121,600           --              2,500

------------------------

(1) The Company's matching contributions pursuant to the Company's 401(k) plan. All amounts reflected for the 2000 plan year include an additional two months of matching contributions in connection with the Company's conversion of its 401(k) plan to a calendar year plan in late 1999.

    STOCK OPTIONS GRANTED IN FISCAL 2000. No stock options were granted during fiscal 2000 to the Named Executives.

    AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2000 AND STOCK OPTION
VALUES. The following table contains information concerning each exercise of options to purchase common stock during fiscal 2000 by each of the Named Executives and the number and value of unexercised stock options held by the Named Executives, as listed below, as of December 31, 2000. On December 29, 2000, the last trading day in fiscal 2000, the closing price of the common stock on the Nasdaq National Market was $9.4688 per share.

             AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL
                          YEAR-END 2000 OPTION VALUES

                                                                             NUMBER OF
                                                                            SECURITIES           VALUE OF
                                                                            UNDERLYING          UNEXERCISED
                                                                            UNEXERCISED        IN-THE-MONEY
                                            SHARES                       OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                           ACQUIRED                         YEAR-END(#)         YEAR-END($)
                                              ON            VALUE          EXERCISABLE/        EXERCISABLE/
NAME                                      EXERCISE(#)   REALIZED($)(1)     UNEXERCISABLE     UNEXERCISABLE(2)
----                                      -----------   --------------   -----------------   -----------------
Eric R. Giler...........................    295,625       $8,711,952       20,625/22,500        $      0/$0
David W. Duehren........................    130,315       $4,033,031       51,725/10,000        $ 99,145/$0
Robert C. Leahy.........................    158,268       $5,003,892       69,182/15,000        $237,736/$0
R. Andrew O'Brien.......................    156,680       $5,073,404       74,670/15,000        $158,617/$0
Jonathan J. Sirota......................    171,112       $5,336,765       13,888/10,000        $      0/$0

------------------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the Named Executive exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise. In addition, certain acquisitions of stock on exercise of options were funded by nonrecourse loans from the Company, as described below under "Certain Relationships."

(2) Market value of underlying common stock based on the closing price of $9.4688 on December 29, 2000 minus the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Robert G. Barrett, David L. Chapman and Eric R. Giler. Mr. Giler is the President of the Company. Mr. Giler does not participate in actions or consideration by the Compensation Committee with respect to his own compensation, and is not a part of the Compensation Committee (comprised of the other members of the Compensation Committee) that administers the Company's stock option plans and the Purchase Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee's executive compensation philosophy (which is intended to apply to all senior management, including Mr. Giler) is to provide a balanced compensation package while recognizing the Company's particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, and assist the Company in attracting and retaining qualified management. With this philosophy in mind, the Company has developed and implemented compensation policies, plans and programs that seek to closely align the financial interests of senior management of the Company with those of the stockholders of the Company and to provide management additional incentive to enhance the sales growth and profitability of the Company, and, thus, stockholder value.

    Members of senior management of the Company are being compensated substantially in accordance with the terms of the Management Compensation Plan (the "Compensation Plan"), which was established in 1991 and has been updated annually thereafter. The three components of the Compensation Plan are base salary, cash bonuses and incentive stock awards.

    BASE SALARY. The Company sets base salary levels for senior management each year based on a number of factors, including the status of the competitive marketplace for such positions (including a comparison of base salaries for comparable positions at comparable companies within the Company's industry), the responsibilities of the position, the experience, and the required knowledge of the individual. Base salary comparisons are based on a number of industry compensation surveys that are available to the Compensation Committee. Companies included in these surveys include a number of companies that are included in the published industry index shown in the performance comparison on page 11 but also include some companies that are private or are traded in markets other than the Nasdaq National Market. The Compensation Committee selected the surveys used in the base salary comparison on the basis of availability and general comparability of the included companies to the Company. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies.

    VARIABLE COMPENSATION -- CASH BONUSES. The Compensation Plan establishes criteria for awarding cash bonuses to the Company's executive officers based on a percentage of each such officer's base salary and consists of up to three components, weighted differently for different executives: the achievement of Company sales goals, Company profit goals and departmental/organizational goals (collectively, the "Bonus Goals"). The Compensation Plan bonus levels for 2000 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if Bonus Goals were met, in order that the cash bonus component may act as a substantial performance incentive. The departmental/ organizational goal components of the cash bonuses are paid on a semi-annual basis. The sales and profit components of the cash bonuses are proportionally accrued upon achievement of 60% of such goals and are paid quarterly. An additional bonus (based on a percentage of the available bonus) is paid for each percentage point by which sales and profits exceed 100% of the Bonus Goals.

    INCENTIVE STOCK. During each fiscal year, the non-employee directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Company's stock option plans. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years. In fiscal 2000, the Compensation Committee awarded no stock options to the Named Executives.

    The non-employee directors who are members of the Compensation Committee also administer the Company's Purchase Plan. During fiscal 2000, Jonathan J. Sirota and R. Andrew O'Brien were the only Named Executives who purchased common stock under the Purchase Plan.

    COMPENSATION OF THE PRESIDENT. The Compensation Committee (without the participation of Mr. Giler) determined the compensation of Mr. Giler, the President of the Company, for fiscal 2000 substantially in accordance with the Compensation Plan, which is more particularly described in the foregoing section of this report. Mr. Giler's base salary was fixed at a level designed to be comparable to the salary of the presidents at similarly situated companies. The cash bonus available to be paid to Mr. Giler under the Compensation Plan was based upon and determined by Company sales goals, profit goals and organizational goals, and consideration of the actual financial performance of the Company relative to the Compensation Plan and to historical performance in accordance with the rules and procedures described above.

    DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") places a limit on the tax deduction for compensation in excess of $1,000,000 paid to certain "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's executive officers with appropriate rewards for their performance. The Company did not pay any compensation during 2000 that would be subject to Section 162(m).

                                        Compensation Committee

                                        Robert G. Barrett
                                        David L. Chapman
                                        Eric R. Giler

REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq National Market, has furnished the following report:

    The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The roles and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2000, the Audit Committee took the following actions:

    - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and Deloitte & Touche LLP, the Company's independent auditors;

    - Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit (which requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit); and

    - Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

    Based on the Audit Committee's review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        Audit Committee

                                        Robert G. Barrett
                                        David L. Chapman
                                        W. Brooke Tunstall

CERTAIN RELATIONSHIPS

    The Board of Directors of the Company believes that ownership of the Company's common stock by executive officers of the Company aligns the interests of such officers with the interests of the stockholders of the Company. To further such goal of aligning the interests of such officers with the interests of the stockholders of the Company, the Board of Directors on March 3, 2000 approved and the Company instituted a loan program. Pursuant to this loan program, the Company may lend amounts to or on behalf of certain of the Company's executive officers (a "Loan") to finance an executive officer's payment of the exercise price of one or more stock options to purchase shares of common stock granted to such officer under the Company's stock option plans. In March 2000, the Company made Loans to Messrs. Giler, Duehren, Leahy, O'Brien and Sirota under this loan program.

    In connection with the Loans, each executive officer who receives a Loan must execute a Nonrecourse Promissory Note and Security Agreement (the "Promissory Note") related to each Loan made by the Company. The Promissory Note does not bear interest and becomes due and payable in full no later than the expiration of the remaining term of the option. The Promissory Note provides for automatic repayment upon the sale of the common stock that is the subject of a Loan or within 90 days following the termination of the executive officer's employment with the Company. Pursuant to the Promissory Note, the shares of common stock that are the subject of a Loan serve as collateral (the "Collateral Stock") for the Promissory Note until such time as the Promissory Note has been paid in full.

    In 2000, Mr. Giler received a Loan in the principal amount of approximately $3,470,357 to purchase 255,143 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2000. In 2000, Mr. Duehren received a Loan in the principal amount of approximately $2,000,553 to purchase 130,315 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2000. In 2000, Mr. Leahy received a Loan in the principal amount of approximately $2,127,716 to purchase 148,268 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2000. In 2000, Mr. O'Brien received a Loan in the principal amount of approximately $2,180,880 to purchase 156,680 shares of the Company's common stock, of which amount $2,104,920 was outstanding as of December 31, 2000. In 2000, Mr. Sirota received a Loan in the principal amount of approximately $2,011,626 to purchase 132,067 shares of the Company's common stock, of which the entire amount was outstanding as of December 31, 2000.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its common stock with the cumulative total shareholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. The chart below compares the annual percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total return of (i) the Nasdaq Total Return Index (the "Nasdaq Index") and (ii) the Nasdaq Computer & Data Processing Services Stocks Total Return Index (the "Nasdaq Computer Index"). The total return for each of the Nasdaq Index and the Nasdaq Computer Index assumes the reinvestment of dividends. The Company has never declared or paid a dividend; therefore, no dividends are included in the representation of the Company's performance. This chart assumes an investment of $100 on December 31, 1996 in each of the common stock, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Computer Index. The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Company's common stock is traded on the Nasdaq National Market under the symbol "BRKT." Information used on the chart was obtained from the Center for Research in Security Prices and the Nasdaq, sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
Brooktrout, Inc.            100        41        61        66        34
Nasdaq Index                100       122       173       321       193
Nasdaq Computer Index       100       123       219       482       223

                                                                                    NASDAQ
                                              BROOKTROUT, INC.   NASDAQ INDEX   COMPUTER INDEX
12/31/96....................................       100.00           100.00          100.00
12/31/97....................................        41.00           122.00          123.00
12/31/98....................................        61.00           173.00          219.00
12/31/99....................................        66.00           321.00          482.00
12/29/00....................................        34.00           193.00          223.00

                           ADOPTION OF THE COMPANY'S
                      2001 STOCK OPTION AND INCENTIVE PLAN
                           (ITEM 2 OF THE PROXY CARD)

    The Board of Directors believes that the availability of an adequate number of shares under its stock option plans has been, and in the future will continue to be, an important factor in attracting and retaining the highest caliber directors, executives, employees and key persons for the Company. The Company's 1992 Stock Incentive Plan expires in 2002. In its place, the Board of Directors adopted, subject to the approval of the stockholders, the Company's 2001 Stock Option and Incentive Plan (the "Stock Option and Incentive Plan"), which is attached as Appendix B to this proxy statement, in an effort to continue to aid the Company in attracting and retaining qualified directors, executives, employees and key persons.

    The Stock Option and Incentive Plan would authorize the Company to issue up to 1,500,000 shares of common stock pursuant to various stock incentive awards under the Stock Option and Incentive Plan. The number of shares of common stock reserved for issuance under the Stock Option and Incentive Plan is subject to adjustment for stock splits, stock dividends and similar events.

    Section 162(m) of the Code generally would disallow a federal income tax deduction to the Company for compensation in excess of $1,000,000 paid in any year to any of those executive officers included in the summary compensation table who are employed by the Company on the last day of the taxable year ("Covered Employees"). However, this limitation on compensation expense does not apply to payments of "performance-based compensation," the material terms of which have been approved by stockholders. To satisfy the requirements of
Section 162(m) of the Code, stock options with respect to no more than 250,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar year period.

    Based solely on the closing price of common stock as reported on the Nasdaq National Market on March 28, 2001 of $6.8125 per share, the maximum aggregate market value of the 1,500,000 shares of common stock reserved for issuance under the Stock Option and Incentive Plan would be $10,218,750.

    The Stock Option and Incentive Plan will become effective only if Item 2 is approved by stockholders.

SUMMARY OF THE PLAN

    The following description of the material terms of the Stock Option and Incentive Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Stock Option and Incentive Plan, which is attached to this proxy statement as Appendix B.

    NUMBER OF SHARES SUBJECT TO THE PLAN. If approved, the number of shares reserved for issuance pursuant to options under the Stock Option and Incentive Plan would be 1,500,000 shares. The number of shares of common stock reserved for issuance under the Stock Option and Incentive Plan is subject to adjustment for stock splits, stock dividends and similar events.

    PURPOSE OF THE PLAN. The purpose of the Stock Option and Incentive Plan is to provide a performance incentive to, and encourage the continued employment and service of directors, executives, employees and key persons of the Company by encouraging them to acquire a proprietary interest in the Company through stock ownership.

    AWARDS UNDER THE PLAN.  The Stock Option and Incentive Plan authorizes
(i) the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Options"),
(ii) the grant of options that do not so qualify ("Non-Qualified Options"),
(iii) direct grants or sales of common stock not subject to any transfer or other restrictions or conditions ("Unrestricted Stock"), (iv) direct grants or sales of common stock subject to transfer or other restrictions or conditions determined by the Board of Directors at the date of grant ("Restricted Stock"),
(v) the grant of deferred stock awards subject to transfer or other restrictions or conditions ("Deferred Stock") and (vi) grants of common stock subject to the attainment of certain performance goals ("Performance Share Awards").

    PLAN ADMINISTRATION. The Stock Option and Incentive Plan is administered by a committee of the Board of Directors (the "Committee") consisting of not less than two non-employee directors. The Committee has full power to select the individuals to whom awards will be granted, to make any combination of awards to such individuals and to determine the specific terms of each award, subject to the provisions of the Stock Option and Incentive Plan. Persons eligible to participate in the Stock Option and Incentive Plan are officers and other employees, directors and key persons of the Company. Non-employee directors of the Company are also eligible to participate in the Stock Option and Incentive Plan.

    INCENTIVE OPTIONS AND NON-QUALIFIED OPTIONS. Under the Stock Option and Incentive Plan, both Incentive Options and Non-Qualified Options may be granted to employees, and Non-Qualified Options may be granted to non-employee directors and other key persons. The option exercise price of each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and not less than 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options. No Incentive Option may be granted to any employee who owns, at the date of grant, stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or a parent or a subsidiary of the Company unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. To qualify as Incentive Options, options must meet additional requirements, including a $100,000 limit on the value of the shares subject to Incentive Options that first become exercisable in any one calendar year.

    OTHER OPTION TERMS. The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the Stock Option and Incentive Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee. Unless otherwise permitted by the Committee, no Option granted under the Stock Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and Options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

    Options granted under the Stock Option and Incentive Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain an equity interest in the Company without dilution.

    RESTRICTED STOCK. The Committee also may award shares of Restricted Stock to employees and other key persons, subject to such conditions and restrictions as the Committee may determine. The purchase price, if any, of shares of Restricted Stock is determined by the Committee. If a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the vesting of such Restricted Stock, the Company has the right to repurchase the shares or to acquire their forfeiture in exchange for the amount, if any, that the participant paid for them. Prior to the vesting of Restricted Stock, the participant will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Stock Option and Incentive Plan or in the Restricted Stock award agreement.

    UNRESTRICTED STOCK. The Committee also may grant shares, at a purchase price, if any, determined by the Committee, that are free from any restrictions under the Stock Option and Incentive Plan. Unrestricted Stock may be issued to employees and other key persons in recognition of past services or other valid consideration and may be issued in lieu of cash bonuses to be paid to employees and other key persons pursuant to other bonus plans of the Company. Non-employee directors of the Company may elect to receive all or a portion of the directors' meeting fees in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company regarding such election at least six months prior to the beginning of the next calendar year. Employees, with the permission of the Committee, may make similar irrevocable elections to receive a portion of their compensation in Unrestricted Stock.

    DEFERRED STOCK. The Committee also may grant phantom stock units to employees and other key persons, subject to such conditions and restrictions as the Committee may determine. The Committee may permit a participant to elect to receive all or a portion of his or her cash compensation or Restricted Stock award in the form of Deferred Stock. The purchase price, if any, of shares of Deferred Stock is determined by the Committee. If a participant who holds shares of Deferred Stock terminates employment for any reason (including death) prior to the vesting of such Deferred Stock, the participant's rights in the unvested Deferred Stock terminate. Prior to the vesting of Deferred Stock, the participant will have no rights of a stockholder with respect to the shares, with the exception that the participant may be credited with dividend equivalent rights with respect to the phantom stock units underlying the Deferred Stock, subject to the conditions and restrictions set forth in the Stock Option and Incentive Plan or in the Deferred Stock award agreement.

    PERFORMANCE SHARE AWARDS. The Committee also may grant Performance Share Awards to employees and other key persons entitling the recipient to receive shares of common stock upon the achievement of individual or Company performance goals and such other conditions as the Committee may determine. Except as otherwise determined by the Committee, rights under a Performance Share Award will terminate upon a participant's termination of employment.

    TAX WITHHOLDING. Participants under the Stock Option and Incentive Plan are responsible for paying to the Company or for making arrangements satisfactory to the Compensation Committee of the Board of Directors regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to income from the value of an award or of any stock or amounts received thereunder. Participants may elect to have such tax withholding obligations satisfied either by authorizing the Company to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due, or transferring to the Company shares of common stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due.

FEDERAL INCOME TAX CONSEQUENCES

    Set forth below is a description of the principal federal income tax consequences under the Code of the grant and exercise of the awards under the Stock Option and Incentive Plan. It does not describe all federal tax consequences under the Stock Option and Incentive Plan, nor does it describe state or local tax consequences.

    The optionee will recognize no income upon the grant of an Incentive Option and incur no tax on its exercise (unless the optionee is subject to alternative minimum tax). If the optionee holds the Incentive Option for two years after the date the options were granted and the stock acquired upon exercise of an Incentive Option (the "ISO Shares") for one year after the option was exercised, the optionee generally will realize long term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares and the Company will not be entitled to any deduction. This long term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income and the Company will receive a corresponding deduction for federal income tax purposes. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    An optionee will not recognize any taxable income at the time a Non-Qualified Option is granted. However, upon exercise of a Non-Qualified Option the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares received on the date of exercise (in most cases) and the option exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to tax withholding by the Company (either by payment in cash or withholding out of the optionee's salary). The Company will be entitled to a deduction for federal income tax purposes of the same amount provided the Company complies with applicable reporting rules. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss.

    The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

    As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Stock Option and Incentive Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

GRANTS UNDER THE PLAN

    All employees and all non-employee directors and other key persons are currently eligible to participate in the Stock Option and Incentive Plan. Because option grants under the Stock Option and Incentive Plan are discretionary, the Company cannot now determine the number of options to be received by any particular current executive officer or director, by all current executive officers or directors as a group, or by non-executive officer employees and other key persons as a group that will be granted under the Stock Option and Incentive Plan in 2001. The number of such options shall be determined by the Committee pursuant to the terms of the Stock Option and Incentive Plan.

    The approval of the adoption of the Stock Option and Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
              THE COMPANY'S 2001 STOCK OPTION AND INCENTIVE PLAN.

                        INCREASE IN STOCK PURCHASE PLAN
                           (ITEM 3 OF THE PROXY CARD)

    As of January 31, 2001, only 82,439 shares remained available for purchase under the Company's Amended and Restated 1992 Stock Purchase Plan (the "Purchase Plan"). The Board of Directors believes that it is desirable for the Company to continue to provide the opportunity for employees to acquire common stock through the Purchase Plan. Accordingly, subject to shareholder approval, the Board of Directors has adopted an amendment to the Purchase Plan reserving an additional 200,000 shares for issuance under the Purchase Plan.

SUMMARY OF THE PURCHASE PLAN

    PURPOSE OF THE PLAN. The Purchase Plan's purpose is to provide eligible employees with opportunities to purchase shares of the Company's common stock. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of common stock pursuant to the Purchase Plan is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The amendment to the Purchase Plan will increase the total number of shares of common stock reserved for the Purchase Plan from 287,500 to 487,500 shares.

    PLAN ADMINISTRATION. The Purchase Plan is administered by the Board of Directors. The Board of Directors has the authority to make rules and regulations to administer the Purchase Plan and its interpretations and decisions with regard thereto shall be final and conclusive.

    ELIGIBILITY FOR PARTICIPATION IN THE PLAN. All employees of the Company and its subsidiaries, who are regularly employed by the Company a minimum of 20 hours per week, including directors who are employees, are eligible to participate in the Purchase Plan. Eligible employees may elect to contribute up to 10% of their cash compensation. However, no employee may be granted an option under the Purchase Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company.

    MATERIAL TERMS OF THE PLAN. The Company has made a series of offerings ("Offerings") to employees to purchase common stock under this Purchase Plan. The Initial Offering began on the effective date of the Purchase Plan and ended on the following December 31 (the "Initial Offering"). All subsequent Offerings begin on each January 1 or July 1, or the first business day thereafter. The first day of each Offering is the "Offering Date." Except for the Initial Offering, each Offering Date will begin a six-month period (a "Plan Period"). The purchase price per share is equal to 85% of the lower of (a) the fair market value of the common stock on the Offering Date or (b) the fair market value on the last day of each Plan Period.

    Rights under the Purchase Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to the employee's designated beneficiary. If, prior to the last business day of the Plan Period, the subsidiary by which an employee is employed shall cease to be a designated subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a designated subsidiary, it shall be deemed that the employee has terminated employment for the purposes of the Purchase Plan.

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the Purchase Plan. However, participants will be liable for tax at varying rates upon the sale of any shares purchased pursuant to the Purchase Plan.

    No employee of the Company has purchased shares of common stock out of the additional 200,000 shares of common stock that may be purchased by eligible employees under the Purchase Plan if the amendment to the Purchase Plan is adopted by stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Purchase Plan, as amended, are not determinable.

    The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
                 THE AMENDMENT OF THE COMPANY'S PURCHASE PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                           (ITEM 4 OF THE PROXY CARD)

    The Board of Directors has selected, subject to ratification by the stockholders of the Company at the annual meeting, the firm of Deloitte & Touche LLP to serve as the independent auditors for the Company for the fiscal year ending December 31, 2001. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

    AUDIT FEES. The Company incurred audit fees totaling approximately $145,000 in connection with Deloitte & Touche LLP's audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for Deloitte & Touche LLP's review of the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the Company's fiscal year ended December 31, 2000, Deloitte & Touche LLP did not provide any information systems design or related technology services to the Company.

    ALL OTHER FEES. During the Company's fiscal year ended December 31, 2000, the Company paid Deloitte & Touche LLP a total of approximately $294,000 for tax and other consulting services rendered.

    The Audit Committee has considered whether the provision of the services described above under the caption "ALL OTHER FEES" is compatible with maintaining Deloitte & Touche LLP's independence.

    In the event that ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company is not obtained at the annual meeting, the Board of Directors will reconsider its appointment.

    The ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
          DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

SHAREHOLDER NOTIFICATION OF RECENT BY-LAW AMENDMENT

    On February 8, 2001, the Board of Directors approved an amendment to the Company's Restated By-Laws, which amendment expressly permits shareholders to transmit their proxy votes by telephone, facsimile, electronic mail or other electronic means, subject to appropriate authentication procedures, in addition to submission of proxy cards by mail or in person. Applicable provisions of Massachusetts law and the Company's By-Laws allow for this amendment to be effected by the Board of Directors without stockholder approval. Massachusetts law requires that stockholders receive notice of the amendment not later than the time of giving notice of the annual meeting of stockholders next following such amendment.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company may also retain a proxy solicitation firm to assist in soliciting proxies. The costs of retaining such a firm would depend upon the amount and type of services rendered, but the Company does not expect the cost to exceed $10,000.

STOCKHOLDER PROPOSALS

    For a proposal of a stockholder to be considered at the 2002 annual meeting, it must be received in writing with appropriate documentation, as set forth in the Company's Amended and Restated By-Laws, at the principal executive offices of the Company not earlier than January 10, 2002 and not later than March 11, 2002. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission's rules governing the exercise of this authority.

    A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement for the 2002 annual meeting of stockholders must be received at the principal executive offices of the Company no later than December 3, 2001. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement.

    Any such proposals should be mailed to: Brooktrout, Inc., 250 First Avenue, Suite 300, Needham, Massachusetts 02494, Attn: Clerk.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

                                   APPENDIX A
                                BROOKTROUT, INC.
                            AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee") of Brooktrout, Inc. (the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and the independence of the Company's independent auditor.

II. AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

    The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A.  REVIEW OF CHARTER

        1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

        1. Review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

        2. Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

       (a) the Company's annual audited financial statements, including any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements;

       (b) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

       (c) major changes in and other questions regarding accounting and auditing principles and procedures.

        3. Review and discuss with the independent auditor (outside the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995.

        4. Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

        5. Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

        6. Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

        7. Prepare the Audit Committee report required by Item 306 of Regulation S-K of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

        1. Review and discuss with management and the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

    D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

        1.  Recommend to the Board the appointment of the independent auditor.

        2. Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

        3. Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgment of the Audit Committee, recommend that the Board replace the independent auditor.

        4. Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

        5. Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such discussion, take or recommend that the Board take appropriate action to oversee the independence of the independent auditor.

    E.  GENERAL

        1. The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

        2. Perform such other oversight functions as may be requested by the Board.

        3. In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals consulted with by the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other experts, advisors or professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

        4. Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                   APPENDIX B
                                BROOKTROUT, INC.
                      2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

    The name of the plan is the Brooktrout, Inc. 2001 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants and prospective employees) of Brooktrout, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "ADMINISTRATOR" is defined in Section 2(a).

    "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "COMMITTEE" means the Committee of the Board referred to in Section 2.

    "COVERED EMPLOYEE" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

    "DEFERRED STOCK AWARD" means Awards granted pursuant to Section 7.

    "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 16.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "FAIR MARKET VALUE" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

    "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

    "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

    "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

    "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 9.

    "PERFORMANCE CYCLE" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

    "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 6.

    "STOCK" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

    "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing
50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 8.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

    (a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

    (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

        (i) to select the individuals to whom Awards may from time to time be granted;

        (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

        (iii) to determine the number of shares of Stock to be covered by any Award;

        (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

        (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

        (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

        (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

        (viii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

    (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

    (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

    (a) STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

    (b) CHANGES IN STOCK. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

    The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

    (c) MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

    Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between
(A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

    (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

    Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and other key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

    No Incentive Stock Option shall be granted under the Plan after May 10,
2011.

    (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this
Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

        (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85 percent of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

        (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

           (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

           (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

           (D) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

        (v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

    (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and
(ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

    (c)  STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

        (i) GRANT OF OPTIONS. The Administrator, in its discretion, may grant Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

        (ii)  EXERCISE; TERMINATION.

               (A) Unless otherwise determined by the Administrator, an Option granted under Section 5(c) shall be exercisable in full as of the grant date. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.

               (B) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
           Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  RESTRICTED STOCK AWARDS

    (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

    (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

    (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

    (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 13 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 6(c) above.

    (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  DEFERRED STOCK AWARDS

    (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

    (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

    (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

    (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

    (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.  UNRESTRICTED STOCK AWARDS

    GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9.  PERFORMANCE SHARE AWARDS

    (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

    (b) RIGHTS AS A STOCKHOLDER. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

    (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

    (d) ACCELERATION, WAIVER, ETC. At any time prior to the grantee's termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

SECTION 10.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

    Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

    (a) PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

    (b) GRANT OF PERFORMANCE-BASED AWARDS. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

    (c) PAYMENT OF PERFORMANCE-BASED AWARDS. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

    (d) MAXIMUM AWARD PAYABLE. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 250,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11.  TAX WITHHOLDING

    (a) PAYMENT BY GRANTEE. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

    (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION

    The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under
Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator's authority to take any action permitted pursuant to
Section 3(c).

SECTION 14.  STATUS OF PLAN

    With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  GENERAL PROVISIONS

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

    (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

    (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

    (e) LOANS TO GRANTEES. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

    (f) DESIGNATION OF BENEFICIARY. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 16.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 17.  GOVERNING LAW

    This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

                                                                 SKU# 4903-PS-01

                        ATTACHMENT A - FORM OF PROXY CARD

                                     PROXY

                                BROOKTROUT, INC.

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby constitutes and appoints David W. Duehren and Robert C. Leahy, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of common stock, $.01 par value per share, of Brooktrout, Inc., a Massachusetts corporation (the "Company"), held by the undersigned as of the close of business on March 20, 2001, at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 250 First Avenue, Suite 300, Needham, Massachusetts on Thursday, May 10, 2001, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

       WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE ITEMS DESCRIBED IN PROPOSALS 2, 3 AND 4, AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

SEE REVERSE SIDE                                               SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


BROOKTROUT, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.     Read the accompanying Proxy Statement and Proxy Card.

2.     Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.     Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.     Read the accompanying Proxy Statement and Proxy Card.

2.     Go to the Website HTTP://WWW.EPROXYVOTE.COM/BRKT

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.     Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/BRKT anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                   DETACH HERE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

       THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.


1. Proposal to elect the following Class III Directors:

   Nominees:    (01)  Eric R. Giler and (02)  Robert G. Barrett

   FOR ALL NOMINEES:  [ ]

   WITHHELD FROM ALL NOMINEES:  [ ]

   FOR, except vote withheld for the following nominee: _________________

2. Proposal to approve adoption of the Company's 2001 Stock Option and Incentive Plan.

         [ ]       [ ]      [ ]
         For     Against  Abstain


3. Proposal to approve an amendment to the Company's Amended and Restated 1992 Stock Purchase Plan to increase the number of shares of the Company's common stock subject to issuance under such plan.

         [ ]       [ ]      [ ]
         For     Against  Abstain


4. Proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         [ ]       [ ]      [ ]
         For     Against  Abstain


                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

(Please sign name exactly as shown. Where there is more than one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person stating his or her title or authority.)

Signature:_______________ Date:________  Signature:_______________ Date:________